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JVC JVC JVC
TIMES SQUARE
TOKYO
NASDAQ

NASDAQ OMX®

© Copyright 2011, The NASDAQ OMX Group, Inc. All rights reserved. PROXY TOPICS: ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2012

DIRECTOR NOMINEE: BÖRJE EKHOLM
SHAREHOLDER PROPOSAL: ABILITY TO CALL SPECIAL
SHAREHOLDER MEETINGS

SHAREHOLDER PROPOSAL: ADOPTION OF A SIMPLE
MAJORITY VOTE
APPENDIX:
DIRECTOR NOMINEES AND NOMINATING PROCESS
NASDAQ OMX CORPORATE GOVERNANCE BEST PRACTICES
NASDAQ OMX
2012 PROXY
DISCUSSION TOPICS
NASDAQ OMX SHAREHOLDER ENGAGEMENT

Investor AB is a relatively small (less than 90 employees) industrial holding company, similar to an investment company, with each investment managed separately. Investor AB states that there are no shared functions across the holdings and that it increases its own value by generating value in each holding independently.
DIRECTOR NOMINEE
BORJE EKHOLM
NASDAQ OMX Board of Directors
recommends that shareholders vote
“FOR” the election of director
nominee Börje Ekholm. Mr. Ekholm’s
role on the NASDAQ OMX Board is
to deliver increased value to our
stockholders.
Glass Lewis has recommended a “FOR” vote,
acknowledging Mr. Ekholm’s role in increasing
stockholder value and noting that he serves on a
fewer number of boards this year than in prior years.
ISS Europe understands the Investor AB business
model and has not issued an “overboarding”
comment on Mr. Ekholm.
ISS U.S. has recommended “AGAINST” Mr. Ekholm
based on the fact that he serves on a total of four
publicly traded boards, including Investor AB.

Investor AB states that it aims to generate long-term returns for stockholders by owning and developing companies with a long-term ownership horizon. Investor AB has reported that over the past 20 years, the company has generated a total return of 13% per annum, which according to Investor AB compares favorably to returns generally available over the same period in the Swedish stock market.
Investor AB’s stated objective is to grow its net asset value. Investor AB explains that this is achieved through increasing the value of each underlying holding. Mr. Ekholm’s participation on various boards, including NASDAQ OMX’s Board, serves to deliver increased value to stockholders of NASDAQ OMX.
Investor AB, with the stated total net asset value of $25 billion in 15 long-
term holdings, is, based on its SEC filings, one of NASDAQ OMX’s largest stockholders, beneficially owning approximately 19 million shares of NDAQ. We are not presently aware of any material conflicts of interest between NASDAQ OMX and Investor AB.
Source of Investor AB factual information: www.investorab.com

As CEO of Investor AB, Mr. Ekholm is expected to participate in the management of the investments made by the holding company. Mr.
Ekholm serves on two SEC registered company boards, NASDAQ OMX and Ericsson. Mr. Ekholm also serves on the boards of Investor AB and
Husqvarna, which are not SEC registered companies.
DIRECTOR NOMINEE
BORJE EKHOLM
NASDAQ OMX Board of
Directors recommends that
shareholders vote “FOR” the
election of director nominee
Börje Ekholm. Mr. Ekholm’s role
on the NASDAQ OMX Board is
to deliver increased value to our
stockholders.
Glass Lewis has recommended a “FOR” vote,
acknowledging Mr. Ekholm’s role in increasing
shareholder value and noting that he serves
on a fewer number of boards this year than in
prior years.
ISS Europe understands the Investor AB
business model and has not issued an
“overboarding” comment on Mr. Ekholm.
ISS U.S has recommended “AGAINST” Mr.
Ekholm based on the fact that he serves on a
total of four publically traded boards, including
Investor AB.

Mr. Ekholm is the manager of Investor AB’s interests in NASDAQ OMX.
His actions, insights and experience at the Board meetings have to date delivered substantial value for NASDAQ OMX stockholders.
ISS Europe understands the Investor AB business model and has not issued an “overboarding” comment on Mr. Ekholm. Mr. Ekholm’s primary role on the NASDAQ OMX Board is to generate long-term returns for stockholders. Mr. Ekholm’s service on four public company Boards is his primary job at Investor AB.
Mr. Ekholm began his career at McKinsey before joining Investor AB. At
Investor AB, Mr. Ekholm led an early stage venture capital company and new investment operations before assuming his current role. Mr. Ekholm holds an M.S. in Electrical Engineering ( Royal Institute of Technology,
Stockholm) and M.B.A. (INSEAD, France).
Source of Investor AB factual information: www.investorab.com

NASDAQ OMX Nominating and Governance Committee members have
discussed the matter of “simple majority vote” and will place the topic on the 2012 committee meeting agenda.
STOCKHOLDER
PROPOSAL: ADOPTION
OF A SIMPLE MAJORITY
VOTE
NASDAQ OMX Board of
Directors Recommends a Vote
“AGAINST” this Stockholder
Proposal.
ISS has recommended voting “FOR”
this proposal, noting it would enhance
shareholder rights.

NASDAQ OMX’s certificate of incorporation and by-laws require more than a majority vote for a limited number of actions, such as removal of directors, stockholder amendments to the by-laws and certain amendments to the certificate of incorporation. This requirement is intended to protect our stockholders against coercive tactics in a small number of significant corporate matters.
Because we operate securities exchanges in the U.S., the Exchange Act requires that the Securities and Exchange Commission review and/or approve most amendments to our certificate of incorporation and by-
laws. The current language in the NASDAQ OMX certificate of
incorporation and by-laws has been approved by the Securities and
Exchange Commission.
NASDAQ OMX is unable to determine if the Securities and Exchange
Commission would accept the amendments being proposed by the stockholder.

Pursuant to this stockholder proposal an investor owning a single share of NASDAQ OMX stock may be able to call a special meeting.
STOCKHOLDER
PROPOSAL: SPECIAL
SHAREHOLDER
MEETINGS
NASDAQ OMX Board of
Directors Recommends a Vote
“AGAINST” this Stockholder
Proposal.
ISS and Glass Lewis have
recommended a vote “FOR” this
proposal noting that it would provide
stockholders with a means to call a
special meeting to vote on issues that
may arise between annual meetings.

The low threshold suggested to call a special stockholder meeting could subject the organization to disruption (and impose costs) from an individual or special interest groups, who have no fiduciary duties to other stockholders and who may have an agenda that is not in the best interest of the majority of stockholders or the company.
Throughout the year NASDAQ OMX executives regularly engage in dialogue with stockholders, inviting comments on corporate governance and executive compensation matters. Matters of importance to stockholders are regularly communicated to the Board.
Amending NASDAQ OMX’s certificate of incorporation and by-laws as suggested by the stockholder proposal would require review and/or approval by the Securities and Exchange Commission. NASDAQ OMX is
unable to determine if the Securities and Exchange Commission would accept the proposed amendments.

NASDAQ OMX annual stockholder outreach includes in-person investor meetings, quarterly earnings presentations, SEC filings and frequent electronic and web communications.
NASDAQ OMX
STOCKHOLDER
ENGAGEMENT
NASDAQ OMX management
recognizes the importance of
communication with a wide
range of stakeholders, including
stockholders; we listen and act
on stockholder feedback and
suggestions.

NASDAQ OMX executives regularly engage with institutional
stockholders as part of our outreach program to discuss corporate strategy and performance, corporate governance matters and executive compensation matters.
At NASDAQ OMX Investor Day (May 10, 2012) management is
presenting information regarding NASDAQ OMX, its strategy and financial outlook to investors. A webcast of the 2012 Investor Day may be found at www.nasdaqomx.com Investor Relations link.
Stockholder and investor events take place at the NASDAQ Marketsite in
New York City throughout the year.

NASDAQ OMX Board of Directors recommends a vote “FOR” the
election of all director nominees.
DIRECTOR NOMINEES &
NOMINATING PROCESS
Director Nominees:
Steven D. Black
Börje Ekholm
Robert Greifeld
Glenn H. Hutchins
Essa Kazim
John D. Markese
Ellyn A. McColgan
Thomas F. O’Neill
James S. Riepe
Michael R. Splinter
Lars Wedenborn

Evaluation of director nominees by the NASDAQ OMX Nominating and
Governance Committee includes a review of skills, qualifications, characteristics and experience with the objective of having a board with a diverse background and experience in the areas of global business, finance, legal and regulatory, technology and marketing.
The NASDAQ OMX Nominating and Governance Committee seeks
certain characteristics in all director nominees including a high level of integrity, personal and professional ethics, sound business judgment, ability and willingness to commit sufficient time to fulfill board responsibilities and a commitment to represent the long-term interests of
NASDAQ OMX stockholders.
The Nominating and Governance Committee, in evaluating director nominees, considers each candidate in the context of the board as a whole with the objective of maintaining a board that represents the interest of stockholders while furthering the success of NASDAQ OMX.

NASDAQ OMX CORPORATE GOVERNANCE BEST PRACTICES
•Majority Voting for Directors in Uncontested Elections
•Annual Election of Directors
•Majority Independent Board
•Three Fully Independent Committees
•Board Regularly Meets in Executive Session
•All Directors Attended More Than 75% of Board and Committee Meetings
•Annual Board and Committee Evaluations
•Corporate Governance Guidelines
•Global Ethics Program and Confidential Whistleblower Process
•No “Poison Pill”
•Comprehensive Succession Planning Program
•Strong Risk Management Program
•Corporate Sustainability Program

NASDAQ OMX EXECUTIVE COMPENSATION BEST PRACTICES
•Pay for Performance Philosophy
•Elimination of Share Recycling Provision
•Stock Ownership Guidelines
• Stock Holding Requirement
•Prohibition on Short Selling
•Frozen Pension Plan and SERP
•Limited Severance Arrangements
•“Double Trigger” Change in Control Agreements
•Elimination of Tax-Gross Up Payments on Severance Arrangements
•Limited Perquisites
•Incentive Recoupment Policy (“Clawback Policy”)
•Limited Employment Agreements
•Engagement of Independent Compensation Consultant
•Extensive Risk Assessment of Compensation Programs

© Copyright 2011, The NASDAQ OMX Group, Inc. All rights reserved.
QUESTIONS REGARDING THE NASDAQ OMX ANNUAL MEETING AND RELATED
PROPOSALS MAY BE DIRECTED TO
CORPORATE SECRETARY: JOAN.CONLEY@NASDAQOMX.COM OR
INVESTOR RELATIONS: JOHN.SWEENEY@NASDAQOMX.COM